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                                                                    Exhibit 16.1

June 5, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 5, 2002, of PeopleSoft, Inc., filed with the Securities and Exchange Commission, and are in agreement with all statements that refer to our firm.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

cc:  Mr. Kevin Parker
     Executive Vice President and Chief Financial Officer
     PeopleSoft, Inc.